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                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Harris Interactive Inc. of our reports dated July 27, 2001 relating to the financial statements and financial statement schedule, which appear in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Rochester, New York
September 6, 2001